Exhibit 99.1

Contact:
Bruce Widener, CEO, 502-657-3507
investors@askbeacon.com
Porter, LeVay & Rose, Inc.
Marlon Nurse, 212-564-4700
Trilogy Capital Partners
Darren Minton, 800-592-6067
Geralyn DeBusk or Hala Elsherbini
Halliburton Investor Relations,
972-458-8000

Beacon Solutions Appoints Victor Agruso as Chief Human Resource Officer
— Senior HR Executive to Strengthen Beacon’s Global Organization Development Capabilities —
LOUISVILLE, KY, April 15, 2010 — Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, today announced the appointment of Victor Agruso to lead Beacon’s global human resource (HR) management efforts.
Mr. Agruso, age 50, brings over 20 years of corporate leadership and international experience in strategic planning, organization development, talent management and related information technologies in a variety of public and private sector industries, in both union and non-union environments, and with organizations ranging in size from emerging growth to Fortune 100 companies. Victor started his career providing retained executive search services to venture capital funded start-ups in Boston’s high-tech community. He then held increasingly responsible HR executive positions with Nike, Hallmark Cards, Humana and Maritz. Most recently, he has defined and implemented wide-ranging HR capabilities as an advisor to marquee companies seeking to accelerate profitable growth strategies, including Beacon since 2008.
“We’re excited to announce the addition of Victor Agruso to our executive management team,” said Bruce Widener, CEO of Beacon Solutions. “Having previously served as an HR advisor to our Company, Victor is very familiar with our organization. He will play a decisive role in our organization alignment efforts and will help ensure that Beacon has the talent and core competencies required for long-term success. And, we anticipate benefiting greatly from his combination of technical HR expertise and corporate leadership, as well as his P&L and performance benchmark development and management experience.”
Victor Agruso stated, “Beacon has made tremendous progress establishing a winning business strategy and organizational structure while building an executive team with the wherewithal to achieve it. We are poised to further solidify our results in these areas and extend them throughout the Company, with an increasing focus on key position staffing and comprehensive performance and reward system management.”

Mr. Agruso holds a summa cum laude Bachelor of Arts degree in Psychology and English from Drury University. He also earned a Master of Education degree with a focus in Organization Development from Harvard University.
About Beacon Enterprise Solutions Group, Inc.
Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. Beacon is headquartered in Louisville, Ky., with regional headquarters in Dublin, Ireland and Zurich, Switzerland and personnel located throughout the United States and Europe.
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For additional information, please visit Beacon’s corporate website: www.askbeacon.com
This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
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